UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 12, 2019

ABEONA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15771	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Avenue of the Americas, 33rd Floor,

New York, NY 10019

(Address of principal executive offices) (Zip Code)

(646) 813-4712
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ABEO	Nasdaq Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2019, Abeona Therapeutics Inc. (the “Company”) and Christine Berni Silverstein, its Chief Financial Officer, entered into an amendment (the “Silverstein Amendment”) to the offer letter agreement, dated January 8, 2019, between Ms. Silverstein and the Company (the “Original Silverstein Agreement”), pursuant to which the Company and Ms. Silverstein agreed to amend certain provisions of the Original Silverstein Agreement. The Silverstein Amendment provides that, if Ms. Silverstein remains continuously employed through the date of a Change in Control (as that term is defined in the Original Silverstein Agreement), all outstanding unvested stock options and stock appreciation rights—as opposed to only those stock options granted in connection with her appointment as CFO—will become fully vested and exercisable immediately prior to the date of the Change in Control.

Also on September 12, 2019, the Company and João Siffert, M.D., its Chief Executive Officer, entered into an amendment (the “Siffert Amendment”) to the offer letter agreement, dated February 11, 2019, between Dr. Siffert and the Company (the “Original Siffert Agreement”), pursuant to which the Company and Dr. Siffert agreed to amend certain provisions of the Original Siffert Agreement. The Siffert Amendment provides that, if Dr. Siffert remains continuously employed through the date of a Change in Control (as that term is defined in the Original Siffert Agreement), all outstanding unvested stock options and stock appreciation rights—as opposed to only those stock options granted in connection with his appointment as CEO—will become fully vested and exercisable immediately prior to the date of the Change in Control.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 12, 2019, the Board of Directors (the “Board”) of the Company approved an amendment (the “Bylaw Amendment”) to the Company’s Amended and Restated Bylaws (the “Bylaws”) effective immediately upon adoption to eliminate the provision for fee-shifting with respect to certain types of litigation brought by a current or prior stockholder or anyone on their behalf against the Company or any director, officer or other employee where the claiming party does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought. As a result of the Bylaw Amendment, Article XII of the Bylaws was removed in its entirety.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abeona Therapeutics Inc.
(Registrant)

By:	/s/ Edward A. Sturchio
	Name:	Edward A. Sturchio
	Title:	Senior Vice President and General Counsel

Date: September 18, 2019